EXHIBIT 21.1

LIST OF SUBSIDIARIES OF THE REGISTRANT

NAME OF SUBSIDIARY	JURISDICTION

Neutral Tandem-Alabama, LLC	Delaware

Neutral Tandem-Arizona, LLC	Delaware

Neutral Tandem-Arkansas, LLC	Delaware

Neutral Tandem-California, LLC	Delaware

Neutral Tandem-Colorado, LLC	Delaware

Neutral Tandem-Florida, LLC	Delaware

Neutral Tandem-Georgia, LLC	Delaware

Neutral Tandem-Illinois, LLC	Delaware

Neutral Tandem-Indiana, LLC	Delaware

Neutral Tandem-Kansas, LLC	Delaware

Neutral Tandem-Kentucky, LLC	Delaware

Neutral Tandem-Louisiana, LLC	Delaware

Neutral Tandem-Maryland, LLC	Delaware

Neutral Tandem-Massachusetts, LLC	Delaware

Neutral Tandem-Michigan, LLC	Delaware

Neutral Tandem-Minnesota, LLC	Delaware

Neutral Tandem-Mississippi, LLC	Delaware

Neutral Tandem-Missouri, LLC	Delaware

Neutral Tandem-Nebraska, LLC	Delaware

Neutral Tandem-Nevada, LLC	Delaware

Neutral Tandem-New Jersey, LLC	Delaware

Neutral Tandem-New York, LLC	Delaware

Neutral Tandem-North Carolina, LLC	Delaware

Neutral Tandem-Oklahoma, LLC	Delaware

Neutral Tandem-Oregon, LLC	Delaware

Neutral Tandem-Pennsylvania, LLC	Delaware

Neutral Tandem-South Carolina, LLC	Delaware

Neutral Tandem-Tennessee, LLC	Delaware

Neutral Tandem-Texas, LLC	Delaware

Neutral Tandem-Virginia, LLC	Delaware

Neutral Tandem-Washington, LLC	Delaware

Neutral Tandem-Washington, D.C., LLC	Delaware

JJRR, Inc.	Delaware

Long Distance Savings Solutions, LLC	Delaware